LV ADMINISTRATIVE SERVICES, INC.
335 Madison Avenue, 10th Floor
New York, New York 10017

April 15, 2009
ProLink Holdings Corp.
ProLink Solutions, LLC
410 Benson Lane
Chandler, AZ 85224
Attention:  Lawrence Bain, Chief Executive Officer

Re:           Forbearance Agreement and Omnibus Amendment to Agreements

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Second Amended and Restated Security Agreement dated as of September __, 2008 by and among ProLink Holdings Corp., a Delaware corporation (“Parent”), ProLink Solutions, LLC, a Delaware limited liability company (“Solutions”) (Parent and Solutions, each a “Company” and collectively, the “Companies”), LV Administrative Services, Inc., as Administrative and Collateral Agent (“Agent”), Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, LTD (“Valens Offshore”), PSource Structured Debt Limited (“PSource”) and Calliope Capital Corporation (“Calliope” and collectively with Valens U.S., Valens Offshore and PSource, the “Lenders”; and the Lenders, collectively with Agent, the “Creditor Parties”) (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (b) that certain Secured Term Note dated March 4, 2009 from the Companies in favor of Valens U.S. in the original principal amount of $1,400,000.00 (as amended, restated, modified and/or supplemented from time to time, the “Secured Term Note”), (c) that certain Amended and Restated Secured Convertible Term Note signed March 31, 2008 from the Companies in favor of Valens U.S. in the original principal amount of $1,465,325.27 (as amended, restated, modified and/or supplemented from time to time, the “Valens U.S. Convertible Note”), (d) that certain Amended and Restated Secured Convertible Term Note signed March 31, 2008 from the Companies in favor of Valens Offshore in the original principal amount of $2,298,374.73 (as amended, restated, modified and/or supplemented from time to time, the “Valens Offshore Convertible Note”), (e) that certain Amended and Restated Secured Convertible Term Note signed March 31, 2008 from the Companies in favor of PSource in the original principal amount of $2,336,300.00 (as amended, restated, modified and/or supplemented from time to time, the “PSource Convertible Note,” and collectively with the Valens U.S. Convertible Note and the Valens Offshore Convertible Note, the “Convertible Notes”), (f) that certain Second Amended and Restated Secured Revolving Note signed March 31, 2008 from the Companies in favor of Calliope in the original principal amount of $6,000,000 (as amended, restated, modified and/or supplemented from time to time, the “Revolving Credit Note”) and (g) that certain Common Stock Purchase Warrant issued March 4, 2009 from Parent in favor of Valens U.S. (as amended, restated, modified and/or supplemented from time to time, the “Warrant,” and collectively with the Secured Term Note, the Convertible Notes, the Revolving Credit Note and the other Ancillary Agreements, the “Financing Agreements”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Security Agreement.

Reference is also hereby made to the fact that certain Events of Default have occurred through the date hereof as more particularly identified on Exhibit A attached hereto (each a “Designated Default” and collectively, the “Designated Defaults”).

Companies have requested that the Creditor Parties forbear for a period of time from exercising their rights and remedies under the Financing Agreements and applicable law arising from the occurrence of the Designated Defaults and to amend certain of the Financing Agreements and Creditor Parties are willing to do so on the terms and conditions set forth below.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to satisfaction of the conditions precedent set forth below, the parties hereto hereby agree as follows:

1. Acknowledgment Regarding Previous Amendments.  The parties hereto (i) acknowledge that the parties hereto (A) previously amended the Security Agreement pursuant to a certain letter agreement dated March 4, 2009 (as amended, restated, modified and/or supplemented from time to time, the “Existing Amendment”) and (B) entered into an overadvance letter agreement with respect to the Security Agreement dated February 23, 2009 (as amended, restated, modified and/or supplemented from time to time, the “Overadvance Letter”) and (ii) agree that all references to the Amended and Restated Security Agreement dated as of March 31, 2008 by and among the parties hereto and the defined terms “Agreement” and “Security Agreement” set forth in the Existing Amendment, the Overadvance Letter, the Secured Term Note, the Warrant and all other instruments, documents and agreements executed in connection with the Existing Amendment, the Overadvance Letter, the Secured Term Note and the Warrant shall be deemed, for all purposes, to refer to the Security Agreement.

2. Forbearance.

(a) Each Company hereby acknowledges and agrees that the Designated Defaults have occurred and are continuing, each of which entitles each Creditor Party to exercise its rights and remedies under the Financing Agreements, applicable law or otherwise.  No Creditor Party has waived, presently intends to waive and may ever waive such Designated Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute in any manner whatsoever any such waiver; provided, however, that the Creditor Parties temporarily waive, through the expiration of the Forbearance Period (as defined below), any Events of Default arising solely from the Company’s failure to timely deliver to Agent audited year end financial statements for its fiscal year ended December 31, 2008 as a result of not having obtained an audit report of its independent certified public accountants with respect thereto (“Audit Report”) and the Company’s resulting failure to file with the SEC its Form 10-K for such fiscal year solely on account of not having obtained the Audit Report.  Each Company hereby acknowledges and agrees that each Creditor Party has the presently exercisable right to declare the Obligations to be immediately due and payable under the terms of the Financing Agreements.

(b) In reliance upon the representations, warranties and covenants of each Company contained in this letter agreement (this “Agreement”), and subject to the terms and conditions of this Agreement (including, without limitation, the conditions to effectiveness set forth in Section 4 below) and any agreements, documents or instruments executed in connection herewith, during the Forbearance Period (as defined below), each Creditor Party will forbear from exercising its rights and remedies under the Financing Agreements and applicable law in respect of or arising out of any and all Designated Defaults.  Notwithstanding the foregoing, nothing contained herein shall impair in any manner whatsoever any Creditor Party’s right to administer the credit facility and/or to collect, receive and/or apply proceeds of each Company’s accounts receivable and/or any other Collateral to the Obligations (as defined in each Financing Agreement in which such term is defined), in each case, in accordance with the terms of the Financing Agreements.  For purposes of this Agreement, the term “Forbearance Period” shall mean the period commencing on the first date upon which all of the conditions to the effectiveness of this Agreement set forth in Section 4 below shall have been satisfied to the satisfaction of the Creditor Parties and ending on the earlier to occur of (i) June 3, 2009 and (ii) the occurrence of any Forbearance Default (as defined below).

(c) Upon the termination of the Forbearance Period, the agreement of Creditor Parties to forbear with respect to such Designated Defaults existing or continuing as of such termination shall automatically and without further action terminate and be of no further force and effect, it being expressly agreed that the effect of such termination will be to permit each Creditor Party to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all indebtedness and obligations of the Companies to the Creditor Parties, or any one or more of them, in any case without any further notice, passage of time or forbearance of any kind.  It is further understood that if either of the Companies shall apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) suffer the filing of any petition against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing, the Obligations shall become automatically due and payable without declaration, notice or demand by any of the Creditor Parties.

(d) The occurrence of any one or more of the following events during the Forbearance Period shall constitute a “Forbearance Default”:  (i) the existence of any Event of Default other than a Designated Default; (ii) any representation or warranty of either Company under this Agreement, any other New Agreement (as defined below) or any Financing Agreement shall be false, misleading or incorrect in any material respect; (iii) either Company’s failure to comply with the covenants, conditions and agreements contained in this Agreement, any other New Agreement (as defined below) or any Financing Agreement; or (iv) any person or entity, other than Creditor Parties, shall at any time exercise for any reason any of its rights or remedies, against either Company or either Company’s properties or assets (other than the commencement of a lawsuit against either Company which is not deemed material by the Creditor Parties in the exercise of their reasonable discretion).

3. Amendments to Financing Agreements.

(a) Section 3 of the Security Agreement is hereby amended in its entirety to provide as follows:

“3.           Repayment of the Loans.  The Companies (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Notes (and Section 18 hereof if such prepayment is due to a termination of this Agreement); (b) shall repay on the expiration of the Term Loan Term (i) the then aggregate outstanding principal balance of the A&R Closing Date Term Loan together with accrued and unpaid interest, fees and charges; and (ii) all other amounts owed the Lenders under the Secured Convertible Term Notes; (c) shall repay on the expiration of the Revolver Term (i) the then aggregate outstanding principal balance of the Revolving Loans together with accrued and unpaid interest, fees and charges; and (ii) all other Obligations in respect of the Revolving Loans owed the Creditor Parties under this Agreement and the Ancillary Agreements; (d) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Revolving Loans is in excess of the Formula Amount at such time, the Revolving Loans in an amount equal to such excess; and (e) shall repay on the expiration of the Second Term Loan Term (i) the then aggregate outstanding principal balance of the Second Term Loan together with accrued and unpaid interest, fees and charges; and (ii) all other amounts owed to Valens U.S. under the Secured Term Note.  Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.  For the avoidance of doubt, the parties agree that the Companies may prepay the Obligations under the Secured Term Note without prepaying the other Obligations, notwithstanding any terms or provisions in the Notes to the contrary.”

(b) The following definitions in Annex A to the Security Agreement are hereby amended in their entirety to provide as follows:

“Second Term Loan Maturity Date” means June 3, 2009.

(c) the following definitions are hereby added to Annex A to the Security Agreement in their appropriate alphabetical order:

“Original Closing Date” means August 17, 2007.

(d) The reference to “April 3, 2009” set forth in the last line of the first paragraph of the Secured Term Note is deleted and replaced with June 3, 2009.

(e) The last sentence of Section 1.1 of the Secured Term Note is deleted and replaced in its entirety with the following:

“Interest shall be (i) calculated on the basis of a 360 day year and (ii) payable monthly in arrears, commencing on May 1, 2009, and on the first Business Day of each consecutive calendar month thereafter through and including the Maturity Date, whether by acceleration or otherwise.”

(f)    Notwithstanding anything to the contrary set forth in the Convertible Notes and provided no Forbearance Default shall have occurred, with respect to the Companies’ Obligations under the Convertible Notes, for the months of April and May 2009, the Companies shall only be required to make interest payments thereunder with such interest payable in accordance with the terms of the Convertible Notes.  For purposes of clarity, provided no Forbearance Default shall have occurred, there shall be no payments of principal due on April 1, 2009 and May 1, 2009 under the Convertible Notes (the “Deferred Principal Payments”); such Deferred Principal Payments being due and payable on the Maturity Date (as defined in the Convertible Notes).  In the event a Forbearance Default occurs, the Deferred Principal Payments shall be automatically due and payable in accordance with the Convertible Notes without giving effect to this paragraph.

(g)    Notwithstanding anything to the contrary set forth in the Security Agreement or in any of the Ancillary Agreements, and subject to all of the terms and conditions applicable to Lenders making Revolving Loans to the Companies as set forth in the Security Agreement and the Ancillary Agreements, during the Forbearance Period, the Lenders shall only make Revolving Loans to the Companies in their sole discretion and in accordance with the budget prepared by the Companies and attached hereto as Exhibit A (the “Budget”).  In addition to the other requirements of Section 4 of the Security Agreement, each request for a Revolving Loan (each a “Revolving Loan Request”) shall specify the items to be paid with the proceeds of the requested Revolving Loan and shall be accompanied by such other information requested by Agent with respect to such items.  All Revolving Loans shall be used solely for the purpose of paying for the items specified in the associated Revolving Loan Request.

  (h)    The definition of “Specified Number” set forth in clause (h) of the definition section of the Warrant is hereby amended in its entirety to provide as follows:

“(h)    The term Specified Number means, on any date on which the Company receives an Exercise Notice from the Holder, a number of shares of Common Stock computed using the following formula:

(A/(1-A) x (B-C))-C

where (i) “A” equals 0.20 (subject to adjustment in accordance with the following sentence), (ii) “B” equals the number of shares of Common Stock outstanding on a Partially Diluted Basis on the date of exercise, and (iii) “C” equals the number of shares of Common Stock previously issued to the Holder in connection with partial exercises of this Warrant.  In the event the outstanding principal balance under the Secured Term Note, together with all accrued and unpaid interest thereon and all fees and expenses owing to the Holder in connection therewith, have not been repaid in full on or prior to June 3, 2009, “A” shall equal 0.80.  As used in this Warrant, the term “Partially Diluted Basis” means the sum of (i) all shares of Common Stock outstanding as of the date hereof plus (ii) all shares of Common Stock (“Underlying Shares”) issuable on conversion or exercise of securities outstanding as of the date hereof which are convertible into or exercisable for Common Stock, including pursuant to this Warrant, having a conversion or exercise price equal to or less than one hundred and fifteen percent (115%) of the Fair Market Value (as defined in Section 1.2 hereof) plus (iii) all shares of Common Stock and all Underlying Shares issued by the Company in connection with the first $2,000,000 in gross proceeds from equity financings consummated subsequent to the date hereof.  As of the date of this Warrant, this Warrant is exercisable for 12,827,296 shares of Common Stock (the “Warrant Shares”).  Notwithstanding adjustments to the Specified Number from time to time, once shares of Common Stock are issued upon exercise hereunder to the Holder of this Warrant, the Company shall have no claim, and hereby waives, any potential claim to return of such shares of issued Common Stock.”

(i) The Companies shall repay the outstanding principal balance of the Overadvance (as defined in the Overadvance Letter) by no later than June 3, 2009 or earlier upon the occurrence of a Forbearance Default, provided, however, that notwithstanding the foregoing, the Companies shall continue to be obligated to prepay the Overadvances in accordance with the terms of the Overadvance Letter.

4.    Conditions to Effectiveness.

This Agreement shall become effective upon satisfaction of the following conditions precedent:  (i) Agent shall have received a fully executed original of this Agreement, (ii) Agent shall have received evidence of the purchase (the “Trinad Equity Purchase”) by Trinad Capital Master Fund, Ltd. (“Trinad”) from Parent of equity interests in Parent for an aggregate cash purchase price of not less than $250,000 on terms, and pursuant to written agreements, satisfactory to Creditor Parties, and the net cash proceeds therefrom shall have been remitted to Agent for application to the Overadvance in accordance with the Overadvance Letter, (iii) Companies shall have reimbursed the Creditor Parties for the full amount of all of the Creditor Parties’ attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Agreement and each of the instruments, documents and agreements contemplated hereby (collectively with this Agreement, the “New Agreements”) and in connection with the closing of the transactions described herein and therein, and (iv) Agent shall have received all such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

5.    Representations, Warranties, Reaffirmations and Covenants.  To induce Creditor Parties to, among other things, agree to the forbearance terms and the amendments set forth above, each Company:

(a) represents and warrants that (i) except as disclosed in the Company’s Exchange Act Filing and other than certain unvested employee stock options and the equity interests acquired by Trinad in connection with the Trinad Equity Purchase, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Parent of any of its securities, (ii) all issued and outstanding shares of the Parent’s common stock have been duly authorized and validly issued and are fully paid and nonassessable, (iii) the rights, preferences, privileges and restrictions of the shares of the Parent’s common stock are as stated in the Parent’s Certificate of Incorporation as amended through the date hereof, and (iv) all issued and outstanding shares of the Parent’s capital stock has been and shall be issued in compliance with all applicable state and federal laws concerning the issuance of securities;

(b) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Financing Agreements to which it is a party are in full force and effect and shall remain in full force subject to the terms of this Agreement and effect after giving effect to the execution and effectiveness of the New Agreements;

(c) acknowledges, ratifies and confirms that the defined term “Obligations” under the Security Agreement include, without limitation, all obligations and liabilities of the Company under the New Agreements;

(d) acknowledges and confirms that (i) the occurrence of a breach and/or an Event of Default under any of the New Agreements shall constitute a breach and/or an Event of Default under each of the Financing Agreements, (ii) the occurrence of a breach and/or an Event of Default under any of the Financing Agreements shall constitute a breach and/or an Event of Default under the New Agreements and (iii) the New Agreements shall constitute Ancillary Agreements;

(e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to the undersigned’s obligations under the Financing Agreements to which they are a party;

(f) acknowledges, ratifies and confirms that the Collateral secures all obligations and liabilities of each Company to the Creditor Parties under each Financing Agreement and each New Agreement (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent;

(g) represents and warrants that (i) all of the representations made by or on behalf of such Company in the Financing Agreements to which it is a party are true and correct in all material respects on and as of the date hereof; (ii) it has the corporate or limited liability company, as applicable, power and authority to execute and deliver the New Agreements to which it is a party; (iii) all corporate or limited liability company, as applicable, action on the part of each Company (including their respective officers and directors) necessary for the authorization of the New Agreements and the performance of all obligations of the undersigned hereunder and thereunder has been taken; and (iv) the New Agreements, when executed and delivered and, to the extent it is a party thereto, will be valid and binding obligations of the undersigned;

(h) releases, remises, acquits and forever discharges each Creditor Party and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Financing Agreements, the New Agreements and any other document, instrument or agreement made by the undersigned in favor of a Creditor Party; and

(i) covenants and agrees that if the outstanding principal balance under the Secured Term Note, all accrued interest thereon and all other fees, expenses and charges owing from the Companies related thereto are not paid in full to Valens U.S. on or prior to June 3, 2009, Parent shall, for the purpose of ensuring that it has a sufficient number of authorized shares of common stock to enable the exercise in full of the Warrant, file an amendment to its certificate of incorporation with the State of Delaware no later than June 6, 2009, effectuating the previously authorized reverse split of its common stock.

6.    Miscellaneous.

(a) Nothing contained herein shall (a) limit in any manner whatsoever either Company’s and each other Person’s obligation to comply with, and the Creditor Parties’ right to insist on the Companies’ and such other Person’s compliance with, each and every term of the Financing Agreements, or (b) constitute a waiver of any Event of Default or any right or remedy available to any Creditor Party, or of the Companies’ or any other Person’s obligation to pay and perform all of its obligations, in each case whether arising under the Financing Agreements, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may, subject to the terms of Section 2 hereof, be exercised by any Creditor Party at any time; provided, however, that the Creditor Parties do temporarily waive any Events of Default arising solely from the Company’s failure to timely deliver to Agent audited year end financial statements for its fiscal year ended December 31, 2008 as a result of not having obtained the Audit Report and the Company’s resulting failure to file with the SEC its Form 10-K for such fiscal year solely on account of not having obtained the Audit Report.

(b) Parent acknowledges that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to the Financing Agreements.  Parent intends to file a Form 8-K with respect to the transactions contemplated by this Agreement no later than four (4) Business Days following the date hereof, a copy of which shall be delivered to the Creditor Parties.

(c) Except as specifically amended herein, the Financing Agreements shall remain in full force and effect, and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Creditor Party, nor constitute a waiver of any provision of any of the Financing Agreements.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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(d) This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LV ADMINISTRATIVE SERVICES, INC., as Agent

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC, its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC, its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By: PSource Capital Limited, its investment consultant

By: /s/ Soondra Appavoo
Name: Soondra Appavoo
Title: Managing Director

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

CALLIOPE CAPITAL CORPORATION

By: Laurus Capital Management, LLC, its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

CONSENTED AND AGREED TO THIS 15TH DAY OF APRIL, 2009:

PROLINK HOLDINGS CORP.

By: /s/ Lawrence D. Bain
Name: Lawrence D. Bain
Title: Chief Executive Officer

PROLINK SOLUTIONS, LLC

By: /s/ Lawrence D. Bain
Name: Lawrence D. Bain
Title: Chief Executive Officer

ACKNOWLEGEMENT OF SUBORDINATED LENDER

Pursuant to the terms of the Subordination Agreement (the “Subordination Agreement”) dated as of March 31, 2008 among Valens U.S., Valens Offshore, Calliope and the undersigned, the undersigned agreed, among other things, that the Junior Liabilities are expressly subordinate and junior in right of payment to all Senior Liabilities.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Subordination Agreement.

In connection with the Companies and the Senior Lender entering into a Forbearance Agreement and Omnibus Amendment to Agreements dated as of the date hereof (the “Amendment”), the undersigned hereby: (a) confirms that (i) all indebtedness of the Companies to the Senior Lenders including, without limitation, indebtedness incurred in connection with the Amendment and any additional indebtedness incurred after the date hereof shall constitute Senior Liabilities and (ii) all indebtedness of the Companies to the undersigned including, without limitation, indebtedness incurred after the date hereof, shall constitute Junior Liabilities and (b) ratifies and confirms that all of the terms and conditions, representations and covenants contained in the Subordination Agreement, including without limitation, the prohibition on the undersigned’s right to receive payment on the Junior Liabilities unless such payment is made in accordance with the terms of the Subordination Agreement, shall remain in full force and effect after giving effect to the execution and effectiveness of the Amendment.

PSOURCE STRUCTURED DEBT LIMITED

By: PSource Capital Limited, its investment consultant

By: /s/ Soondra Appavoo
Name: Soondra Appavoo
Title: Managing Director

Exhibit A

Designated Defaults

Events of Default have occurred under the Financing Agreements as a result of the following events or circumstances:

1.  The outstanding principal amount of the Overadvance (as defined in the Overadvance Letter) exceeds the Formula Amount by an amount greater than the Maximum Overadvance Amount (as defined in the Overadvance Letter) which amount was not repaid when due;

2.  The Overadvance (together with accrued interest and fees in respect thereof) was not repaid in full on the Overadvance Maturity Date as required pursuant to the Overadvance Letter; and

3.  The Obligations in respect of the Secured Term Note were not repaid in full when due pursuant to the terms of the Secured Term Note.

Exhibit B

Budget